Exhibit 21

Limited Liability Companies (100% Subsidiaries):

Brighton 26 & Concord 90 NERA, LLC (Property acquired on 6/18/25 and sold on 1/28/26)

Hamilton Battle Green, LLC

Hamilton Cypress, LLC

Hamilton Green Apartments, LLC

Hamilton Highlands, LLC

Hamilton Linewt Associates, LLC

Hamilton Oaks Associates, LLC

Hamilton WRF 659, LLC

Hill Estates NERA, LLC

Mill Street Development, LLC

Mill Street Gardens, LLC

NERA Brookside Associates, LLC

NERA Dean Street Associates, LLC

Residences at Captain Parkers, LLC

Riverside Street 8-20 NERA, LLC

School Street 9, LLC

Shawmut Place, LLC

WCB Associates, LLC

Westgate Apartments Burlington, LLC

Westgate Apartments, LLC

Woodland Park Partners, LLC

Worcester Road 653 NERA, LLC

Limited Partnerships (100% Subsidiaries):

Boylston Downtown Limited Partnership

Clovelly Apartments Limited Partnership

Commonwealth 1137 Limited Partnership

Commonwealth 1144 Limited Partnership

Executive Apartments Limited Partnership

Highland 38 Limited Partnership

Linhart Limited Partnership

North Beacon 140 Limited Partnership

Olde English Apartments Limited Partnership

Redwood Hills Limited Partnership

River Drive Limited Partnership

Hamilton/NERA JV Limited Liability Companies:

345 Franklin, LLC (NERA owns 50%)

Hamilton 1025, LLC (NERA owns 50%)

Hamilton Essex 81, LLC (NERA owns 50%)

Hamilton Essex Development, LLC (NERA owns 50%)

Hamilton Minuteman, LLC (NERA owns 50%)

Hamilton on Main Apartments, LLC (NERA owns 50%)

Hamilton Park Towers, LLC (NERA owns 40%)